Royal Sonesta Chase Park Plaza St. Louis, MO FIRST QUARTER 2021 Supplemental Operating and Financial Data ALL AMOUNTS IN THIS REPORT ARE UNAUDITED. Exhibit 99.2

Supplemental Q1 2021 2 Table of Contents CORPORATE INFORMATION Company Profile............................................................................................................................................................................................. 3 Investor Information....................................................................................................................................................................................... 4 Research Coverage........................................................................................................................................................................................ 5 FINANCIALS Key Financial Data.......................................................................................................................................................................................... 6 Condensed Consolidated Balance Sheets................................................................................................................................................. 7 Condensed Consolidated Statements of Income (Loss)........................................................................................................................... 8 Calculation of FFO and Normalized FFO.................................................................................................................................................... 9 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre...................................................................................................................... 10 Notes to Condensed Consolidated Statements of Income (Loss), and calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Adjusted Hotel EBITDA...................................................................................... 11 Debt Summary................................................................................................................................................................................................ 12 Debt Maturity Schedule................................................................................................................................................................................. 13 Leverage Ratios, Coverage Ratios and Public Debt Covenants............................................................................................................... 14 Capital Expenditures and Restricted Cash Activity.................................................................................................................................... 15 Property Acquisitions and Dispositions Information Since January 1, 2021.......................................................................................... 16 PORTFOLIO INFORMATION Portfolio Summary.......................................................................................................................................................................................... 17 Consolidated Portfolio by Brand Affiliation................................................................................................................................................ 18 Consolidated Portfolio Diversification by Industry.................................................................................................................................... 19 Hotel Portfolio by Brand................................................................................................................................................................................ 20 Hotel Operating Statistics by Service Level - Comparable Hotels........................................................................................................... 21 Hotel Operating Statistics by Service Level - All Hotels............................................................................................................................ 22 Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - Comparable Hotels................................................. 23 Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels.................................................................. 24 Net Lease Portfolio by Brand........................................................................................................................................................................ 25 Net Lease Portfolio by Industry.................................................................................................................................................................... 26 Net Lease Portfolio by Tenant (Top 10)....................................................................................................................................................... 27 Net Lease Portfolio Expiration Schedule..................................................................................................................................................... 28 Net Lease Portfolio Occupancy Summary................................................................................................................................................... 29 Non-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS................................................................................................................................. 30 WARNING CONCERNING FORWARD-LOOKING STATEMENTS................................................................................................................................... 32 Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document. SVC Nasdaq Listed

Supplemental Q1 2021 3 Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 964-8389 Stock Exchange Listing: Nasdaq Trading Symbol: Common Shares: SVC Key Data (as of and for the three months ended March 31, 2021): (dollars in 000s) Total properties: 1,108 Hotels 310 Net lease properties 798 Number of hotel rooms/suites 49,015 Total net lease square feet 13,452,608 Q1 2021 Total revenues $ 261,170 Q1 2021 Net loss $ (194,990) Q1 2021 Normalized FFO $ (41,996) Q1 2021 Adjusted EBITDAre $ 48,705 The Company: Service Properties Trust, or SVC, we, our or us, is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and net lease service and necessity-based retail properties across the United States and in Puerto Rico and Canada with 142 distinct brands across 22 distinct industries. SVC is a component of 139 market indices and it comprises more than 1% of the following index as of March 31, 2021: Bloomberg REIT Hotels Index (BBREHOTL). Management: SVC is managed by The RMR Group LLC, or RMR LLC, the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of March 31, 2021, RMR had $31.8 billion of real estate assets under management and the combined RMR managed companies had approximately $10 billion of annual revenues, nearly 2,100 properties and approximately 43,000 employees. We believe that being managed by RMR is a competitive advantage for SVC because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self- managed. Company Profile RETURN TO TABLE OF CONTENTS

Supplemental Q1 2021 4 Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Independent Trustee John L. Harrington William A. Lamkin John G. Murray Lead Independent Trustee Independent Trustee Managing Trustee Adam D. Portnoy Chair of the Board & Managing Trustee Senior Management John G. Murray Brian E. Donley Todd W. Hargreaves President and Chief Executive Officer Chief Financial Officer and Treasurer Vice President and Chief Investment Officer Contact Information Investor Relations Inquiries Service Properties Trust Financial, investor and media inquiries should be directed to: Two Newton Place Kristin Brown, Director, Investor Relations at 255 Washington Street/Suite 300 (617) 796-8232, or kbrown@rmrgroup.com. Newton, MA 02458-1634 (t) (617) 964-8389 (email) info@svcreit.com (website) www.svcreit.com Investor Information RETURN TO TABLE OF CONTENTS

Research Coverage

Equity Research Coverage [1]

B. Riley Securities, Inc.
Bryan Maher
(646) 885-5423
bmaher@brileyfin.com

BTIG
James Sullivan
(212) 738-6139
jsullivan@btig.com

Janney Montgomery Scott
Tyler Batory
(215) 665-4448
tbatory@janney.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Rating Agencies [1]

Moody's Investors Service
Reed Valutas
(212) 553-4169
reed.valutas@moodys.com

S&P Global
Michael Souers
(212) 438-2508
michael.souers@spglobal.com

Senior Unsecured Debt Ratings

Standard & Poor's: BB-/BB*
Moody's: Ba2/ Ba1*

* BB/ Ba1 rating assigned to guaranteed Senior Unsecured Notes.



(1) SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

RETURN TO TABLE OF CONTENTS Supplemental Q1 2021 5

Supplemental Q1 2021 6 As of and For the Three Months Ended 3/31/2021 12/31/2020 9/30/2020 6/30/2020 3/31/2020 Selected Balance Sheet Data: Total gross assets $ 12,892,150 $ 11,967,429 $ 12,009,267 $ 12,026,904 $ 12,206,842 Total assets $ 9,514,515 $ 8,687,319 $ 8,796,673 $ 8,879,545 $ 8,996,623 Total liabilities $ 7,607,983 $ 6,584,529 $ 6,554,589 $ 6,533,824 $ 6,614,357 Total shareholders' equity $ 1,906,532 $ 2,102,790 $ 2,242,084 $ 2,345,721 $ 2,382,266 Selected Income Statement Data: Total revenues $ 261,170 $ 270,043 $ 296,495 $ 214,940 $ 483,776 Net loss $ (194,990) $ (137,740) $ (102,642) $ (37,349) $ (33,650) FFO $ (62,456) $ (43,124) $ 23,195 $ 117,924 $ 123,084 Normalized FFO $ (41,996) $ (22,474) $ 23,195 $ 78,158 $ 123,084 Adjusted EBITDAre $ 48,705 $ 64,953 $ 103,611 $ 152,166 $ 195,137 Per Common Share Data (basic and diluted): Net loss $ (1.19) $ (0.84) $ (0.62) $ (0.23) $ (0.20) FFO $ (0.38) $ (0.26) $ 0.14 $ 0.72 $ 0.75 Normalized FFO $ (0.26) $ (0.14) $ 0.14 $ 0.48 $ 0.75 Dividend Data: Annualized dividends paid per share during the period $ 0.04 $ 0.04 $ 0.04 $ 0.04 $ 2.16 Annualized dividend yield (at end of period) 0.3% 0.3% 0.5% 0.6% 40.0 % Normalized FFO payout ratio (3.8) % (7.1) % 7.1% 2.1% 72.0% (dollars in thousands, except per share data) Key Financial Data RETURN TO TABLE OF CONTENTS

Supplemental Q1 2021 7 March 31, 2021 December 31, 2020 ASSETS Real estate properties: Land $ 2,037,534 $ 2,030,440 Buildings, improvements and equipment 9,152,881 9,131,832 Total real estate properties, gross 11,190,415 11,162,272 Accumulated depreciation (3,377,635) (3,280,110) Total real estate properties, net 7,812,780 7,882,162 Acquired real estate leases and other intangibles, net 312,765 325,845 Assets held for sale 13,805 13,543 Cash and cash equivalents 874,455 73,332 Restricted cash 5,096 18,124 Due from related persons 52,620 55,530 Other assets, net 442,994 318,783 Total assets $ 9,514,515 $ 8,687,319 LIABILITIES AND SHAREHOLDERS' EQUITY Revolving credit facility $ 1,000,000 $ 78,424 Senior unsecured notes, net 6,133,376 6,130,166 Accounts payable and other liabilities 428,626 345,373 Due to related persons 45,981 30,566 Total liabilities 7,607,983 6,584,529 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,823,833 shares issued and outstanding 1,648 1,648 Additional paid in capital 4,550,765 4,550,385 Cumulative other comprehensive loss (760) (760) Cumulative net income available for common shareholders 2,985,273 3,180,263 Cumulative common distributions (5,630,394) (5,628,746) Total shareholders' equity 1,906,532 2,102,790 Total liabilities and shareholders' equity $ 9,514,515 $ 8,687,319 Condensed Consolidated Balance Sheets (dollars in thousands, except share data) RETURN TO TABLE OF CONTENTS

Supplemental Q1 2021 8 Three Months Ended March 31, 2021 2020 Revenues: Hotel operating revenues (1) $ 168,953 $ 383,503 Rental income (2) 92,217 100,273 Total revenues 261,170 483,776 Expenses: Hotel operating expenses (1)(3)(9)(11)(13) 214,987 271,148 Other operating expenses 3,417 3,759 Depreciation and amortization 124,368 127,926 General and administrative 12,657 14,024 Loss on asset impairment (4) 1,211 16,740 Total expenses 356,640 433,597 Loss on sale of real estate, net (5) (9) (6,911) Unrealized losses on equity securities, net (6) (6,481) (5,045) Interest income 57 262 Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $4,355 and $3,288 respectively) (89,391) (71,075) Loss before income taxes and equity in losses of an investee (191,294) (32,590) Income tax expense (853) (342) Equity in losses of an investee (7) (2,843) (718) Net loss $ (194,990) $ (33,650) Weighted average common shares outstanding (basic) 164,498 164,370 Weighted average common shares outstanding (diluted) 164,498 164,370 Net loss per common share (basic and diluted) $ (1.19) $ (0.20) (amounts in thousands, except per share data) Condensed Consolidated Statements of Income (Loss) RETURN TO TABLE OF CONTENTS See accompanying notes on page 11.

Calculation of FFO and Normalized FFO

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net loss	$ (194,990)	$ (137,740)	$ (102,642)	$ (37,349)	$ (33,650)
Add (Less): Depreciation and amortization	124,368	121,351	122,204	127,427	127,926
Loss on asset impairment [4]	1,211	254	10,248	28,514	16,740
(Gain) loss on sale of real estate, net [5]	9	(11,916)	(109)	2,853	6,911
Unrealized (gains) losses on equity securities, net [6]	6,481	(15,473)	(5,606)	(3,848)	5,045
Adjustments to reflect our share of FFO attributable to an investee [7]	465	400	(900)	327	112
FFO	(62,456)	(43,124)	23,195	117,924	123,084
Add (Less): Adjustments to reflect our share of Normalized FFO attributable to an investee [7]	825	964	–	–	–
Loss on early extinguishment of debt [8]	–	2,424	–	6,970	–
Loss contingency [9]	–	3,962	–	–	–
Gain on insurance settlement, net of tax [10]	–	(1,800)	–	(46,736)	–
Hotel manager transition related costs [11]	19,635	15,100	–	–	–
Normalized FFO	$ (41,996)	$ (22,474)	$ 23,195	$ 78,158	$ 123,084
Weighted average shares outstanding (basic)	164,498	164,498	164,435	164,382	164,370
Weighted average shares outstanding (diluted)	164,498	164,498	164,435	164,382	164,370
Basic and diluted per share common share amounts:					
Net loss	$ (1.19)	$ (0.84)	$ (0.62)	$ (0.23)	$ (0.20)
FFO	$ (0.38)	$ (0.26)	$ 0.14	$ 0.72	$ 0.75
Normalized FFO	$ (0.26)	$ (0.14)	$ 0.14	$ 0.48	$ 0.75


Bob Evans
NOW OPEN
TA

See accompanying notes on page 11.

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Supplemental Q1 2021
9

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

SERVICE PROPERTIES TRUST

(dollars in thousands)

		For the Three Months Ended				
		3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net loss		$ (194,990)	$ (137,740)	$ (102,642)	$ (37,349)	$ (33,650)
Add (Less):	Interest expense	89,391	82,811	80,532	72,072	71,075
	Income tax expense (benefit) [10]	853	505	(296)	16,660	342
	Depreciation and amortization	124,368	121,351	122,204	127,427	127,926
EBITDA		19,622	66,927	99,798	178,810	165,693
Add (Less):	Loss on asset impairment [4]	1,211	254	10,248	28,514	16,740
	(Gain) loss on sale of real estate, net [5]	9	(11,916)	(109)	2,853	6,911
	Adjustments to reflect our share of EBITDAre attributable to an investee [7]	543	–	–	–	–
EBITDAre		21,385	55,265	109,937	210,177	189,344
Add (less):	Unrealized (gains) losses on equity securities, net [6]	6,481	(15,473)	(5,606)	(3,848)	5,045
	Adjustments to reflect our share of Adjusted EBITDAre attributable to an investee [7]	825	2,755	(1,583)	421	158
	Loss on early extinguishment of debt [8]	–	2,424	–	6,970	–
	Loss contingency [9]	–	3,962	–	–	–
	Gain on insurance settlement [10]	–	–	–	(62,386)	–
	Hotel manager transition related costs [11]	19,635	15,100	–	–	–
	General and administrative expense paid in common shares [12]	379	920	863	832	590
Adjusted EBITDAre		$ 48,705	$ 64,953	$ 103,611	$ 152,166	$ 195,137



See accompanying notes on page 11.

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Supplemental Q1 2021 10

Supplemental Q1 2021 11 (1) As of March 31, 2021, we owned 310 hotels; 305 of these hotels were managed by hotel operating companies. We have entered into an agreement to sell five hotels and we have entered into a short term lease of these properties with the buyer in anticipation of the sale. Our condensed consolidated statements of income (loss) include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels. (2) We reduced rental income by $1,883 and $3,543 for the three months ended March 31, 2021 and 2020, respectively, to record scheduled rent changes under certain of our leases, the deferred rent obligations under our leases with TravelCenters of America Inc., or TA, and the estimated future payments to us under our leases with TA for the cost of removing underground storage tanks on a straight-line basis. (3) When managers of our hotels are required to fund the shortfalls of minimum returns under the terms of our management agreements or their guarantees, we reflect such fundings (including security deposit applications) in our condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. The net reduction to hotel operating expenses was $10,392 and $70,506 for the three months ended March 31, 2021 and 2020, respectively. (4) We recorded a $1,211 loss on asset impairment during the three months ended March 31, 2021 to reduce the carrying value of two net lease properties to their estimated fair value. We recorded a $254 loss on asset impairment during the three months ended December 31, 2020 to reduce the carrying value of five net lease properties to their estimated fair value. We recorded a $10,248 loss on asset impairment during the three months ended September 30, 2020 to reduce the carrying value of one hotel and two net lease properties to their estimated fair value. We recorded a $28,514 loss on asset impairment during the three months ended June 30, 2020 to reduce the carrying value of 17 hotel properties and four net lease properties to their estimated fair value. We recorded a $16,740 loss on asset impairment during the three months ended March 31, 2020 to reduce the carrying value of two net lease properties to their estimated fair value less costs to sell and two hotels to their estimated fair value. (5) We recorded a $9 loss on sale of real estate during the three months ended March 31, 2021 in connection with the sale of one net lease property. We recorded a a $11,916 net gain on sale of real estate during the three months ended December 31, 2020 in connection with the sales of 18 hotels and six net lease properties, a $109 net gain on sale of real estate during the three months ended September 30, 2020 in connection with the sales of five net lease properties, a $2,853 net loss on sale of real estate during the three months ended June 30, 2020 in connection with the sales of four net lease properties and a $6,911 loss on sale of real estate during the three months ended March 31, 2020 in connection with the sale of six net lease properties. (6) Unrealized gains (losses) on equity securities, net represents the adjustment required to adjust the carrying value of our investment in TA common shares to their fair value. (7) Represents our proportionate share from our equity investment in Sonesta. (8) We recorded a loss of $2,424 and $6,970 during the quarters ended December 31, 2020 and June 30, 2020, respectively, on extinguishment of debt relating to our repayment of our $400 million term loan and certain unsecured senior notes. (9) Hotel operating expenses for the three months ended December 31, 2020 includes a $3,962 loss contingency related to a litigation matter at certain hotels. (10) We recorded a $62,386 gain on insurance settlement during the three months ended June 30, 2020 for insurance proceeds received for our leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, we are required to increase the building basis of our San Juan hotel for the amount of the insurance proceeds. We also recorded a $13,850 deferred tax liability as a result of the book value to tax basis difference related to this accounting in the three months ended March 31, 2021. (11) Hotel operating expenses for the three months ended March 31, 2021 includes $19,635 of hotel manager transition related costs resulting from the rebranding of 88 hotels during the period. Hotel operating expenses for the three months ended December 31, 2020 includes $15,100 of hotel manager transition related costs resulting from the rebranding of 112 hotels during the period. (12) Amounts represent the equity compensation for our Trustees, officers and certain other employees of our manager. (13) Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. (14) We are amortizing a liability we recorded for the fair value of our initial investment in Sonesta as a reduction to hotel operating expenses in our condensed consolidated statements of income (loss). Notes to Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Adjusted Hotel EBITDA (dollar in thousands) RETURN TO TABLE OF CONTENTS

Debt Summary

SERVICE PROPERTIES TRUST

As of March 31, 2021
(dollars in thousands)

	Interest Rate		Principal Balance	Maturity Date		Due at Maturity	Years to Maturity
Floating Rate Debt:							
$1,000,000 revolving credit facility [(1)(2)]	2.850 %	$	1,000,000	7/15/22	$	1,000,000	1.3
Unsecured Fixed Rate Debt:							
Senior unsecured notes due 2022	5.000 %		500,000	8/15/22		500,000	1.4
Senior unsecured notes due 2023	4.500 %		500,000	6/15/23		500,000	2.2
Senior unsecured notes due 2024	4.650 %		350,000	3/15/24		350,000	3.0
Senior unsecured notes due 2024	4.350 %		825,000	10/1/24		825,000	3.5
Senior unsecured notes due 2025	4.500 %		350,000	3/15/25		350,000	4.0
Senior unsecured notes due 2025 [(3)]	7.500 %		800,000	9/15/25		800,000	4.5
Senior unsecured notes due 2026	5.250 %		350,000	2/15/26		350,000	4.9
Senior unsecured notes due 2026	4.750 %		450,000	10/1/26		450,000	5.5
Senior unsecured notes due 2027	4.950 %		400,000	2/15/27		400,000	5.9
Senior unsecured notes due 2027 [(3)]	5.500 %		450,000	12/15/27		450,000	6.7
Senior unsecured notes due 2028	3.950 %		400,000	1/15/28		400,000	6.8
Senior unsecured notes due 2029	4.950 %		425,000	10/1/29		425,000	8.5
Senior unsecured notes due 2030	4.375 %		400,000	2/15/30		400,000	8.9
Subtotal / weighted average	5.065 %		6,200,000			6,200,000	4.9
Total / weighted average [(4)]	4.758 %	$	7,200,000		$	7,200,000	4.4

(1) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 235 basis points per annum, subject to an interest rate floor of 0.50%. We also pay a facility fee of 30 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed above is as of March 31, 2021. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our credit facility by two additional six month periods.

(2) Under the terms of our November 2020 amendment to the credit agreement governing our credit facility, we have provided equity pledges on certain of our property owning subsidiaries and will provide first mortgage liens on 74 properties owned by certain of the pledged subsidiaries to secure our obligations under the credit agreement.

(3) The notes are guaranteed by certain of our subsidiaries.

(4) The carrying value of our total debt of $7,133,376 as of March 31, 2021 is net of unamortized discounts and premiums and certain issuance costs totaling $66,624.

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Supplemental Q1 2021 12

Supplemental Q1 2021 13 (1) Represents amounts outstanding under our $1.0 billion revolving credit facility at March 31, 2021. Debt Maturity Schedule As of March 31, 2021 RETURN TO TABLE OF CONTENTS (1) $1,000

Leverage Ratios, Coverage Ratios and Public Debt Covenants

SERVICE PROPERTIES TRUST

	As of and For the Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Leverage Ratios:					
Net debt / total gross assets	49.1 %	51.8 %	51.9 %	51.7 %	50.4 %
Net debt / gross book value of real estate assets	51.0 %	53.7 %	54.4 %	54.1 %	52.0 %
Secured debt/ total assets	0.9 %	0.9 %	14.0 %	13.8 %	0.0 %
Variable rate debt / Net debt	15.8 %	1.3 %	7.7 %	7.0 %	13.9 %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDA*re*/ rolling four-quarter interest expense	1.14x	1.68x	2.3x	2.9x	3.5x
Net debt / rolling four-quarter Adjusted EBITDA*re*	17.1x	12.0x	9.2x	7.9x	7.2x

	As of and For the Trailing Twelve Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Public Debt Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt - required minimum 150%	179.6 %	167.3 %	197.2 %	199.5 %	201.5 %
Incurrence Covenants [1]					
Total debt / adjusted total assets - allowable maximum 60.0%	55.4 %	51.3 %	50.4 %	50.1 %	49.6 %
Secured debt / adjusted total assets - allowable maximum 40.0%	7.7 %	0.6 %	3.9 %	3.5 %	0.0 %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.12x	1.56x	2.05x	2.85x	2.87x



(1) As of March 31, 2021, we were below the covenant levels under our debt agreements necessary to incur debt, and, as a result, we will not be able to incur additional debt while below these levels.

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Supplemental Q1 2021 14

Capital Expenditures and Restricted Cash Activity

SERVICE PROPERTIES TRUST

(dollars in thousands)

Capital Expenditures

	For the Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Hotel capital improvements & FF&E Reserve fundings [1]	$ 28,881	$ 32,153	$ 29,874	$ 39,085	$ 35,015
Net lease capital improvements	156	265	18	221	4,179
Total capital improvements & FF&E Reserve fundings	$ 29,037	$ 32,418	$ 29,892	$ 39,306	$ 39,194

Restricted Cash

	As of and For the Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Total restricted cash (beginning of period)	$ 18,124	$ 38,130	$ 29,652	$ 44,537	$ 53,626
Manager deposits into FF&E Reserve	447	2,782	18,735	–	18,806
SVC fundings into FF&E Reserve:					
IHG	–	–	–	3,900	–
Marriott	7,000	15,400	21,500	28,600	5,800
Hyatt	168	–	–	–	–
Radisson	–	1,985	–	–	–
Hotel improvements funded from FF&E Reserves	(14,198)	(26,269)	(31,757)	(47,385)	(48,695)
FF&E reserves (end of period)	11,541	32,028	38,130	29,652	29,537
Hotel manager release of FF&E Reserve to SVC	(6,445)	–	–	–	–
Hotel manager deposit (withdrawal) of insurance proceeds	–	(13,904)	–	–	15,000
Total restricted cash (end of period)	$ 5,096	$ 18,124	$ 38,130	$ 29,652	$ 44,537



(1) Includes amounts we funded into our FF&E reserves and amounts directly reimbursed to our hotel managers for capital expenditures.

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Supplemental Q1 2021 15

Supplemental Q1 2021 16 ACQUISITIONS: Square Footage Purchase Price (1) Average Purchase Price per Room or Suite / Square FootDate Acquired Properties Brand Location Operating Agreement 3/9/2021 — N/A Nashville, TN (2) N/A N/A $ 7,600 N/A DISPOSITIONS: Rooms or Suites/ Square Footage Former Operating Agreement Average Sales Price per Room or Suite / Square FootDate Disposed Properties Brand Location Sales Price (1) 03/16/2021 1 Vacant Chattanooga, TN 2,797 Vacant $ 375 $ 134 04/01/2021 1 Marriott Jacksonville, FL 146 Marriott 9,753 $ 67 04/05/2021 1 Vacant Colorado Springs, CO 32,130 Vacant 1,206 $ 38 3 146/ 34,927 $ 11,334 $67/ $45 Property Acquisitions and Dispositions Information Since January 1, 2021 (dollars in thousands, except per sq. ft. data) (1) Represents cash purchase or sale price and excludes acquisition and closing related costs, respectively. (2) Consists of land adjacent to a property we own in Nashville, TN. RETURN TO TABLE OF CONTENTS

Supplemental Q1 2021 17 Number of Properties Hotel Properties 310 Number of hotel rooms 49,015 Net Lease Properties 798 Square feet 13,452,608 Total Properties 1,108 Average hotel property size 158 rooms Average net lease property size 16,858 sq. feet Investments Diversification Facts Hotels $ 6,990,630 Tenants/Operators 174 Net Lease Properties 5,164,029 Brands 142 Total Investments $ 12,154,659 Industries 22 States 47 (37 States, DC, PR, ON) Portfolio Summary As of March 31, 2021 (dollars in thousands) RETURN TO TABLE OF CONTENTS (1) Based on investment (1) (1)

Consolidated Portfolio by Brand Affiliation

SERVICE PROPERTIES TRUST

As of March 31, 2021
(dollars in thousands except per sq. ft. data)

Brand Affiliation	Segment	Number of Properties	Percent of Total Number of Properties	Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Percent of Total Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Investment [(1)]	Percent of Total Investment	Investment Per Room / SF
Sonesta	Hotels	256	23.1 %	41,126	83.9 %	$ 6,012,659	49.5 %	$ 146
TravelCenters of America	Net Lease	134	12.1 %	3,720,693	27.7 %	2,289,189	18.8 %	615
Petro Stopping Centers	Net Lease	45	4.1 %	1,470,004	10.9 %	1,021,226	8.4 %	695
Hyatt	Hotels	22	2.0 %	2,724	5.6 %	302,110	2.5 %	111
Radisson	Hotels	9	0.8 %	1,939	4.0 %	291,123	2.4 %	150
Marriott	Hotels	17	1.5 %	2,301	4.6 %	236,377	1.9 %	103
IHG	Hotels	1	0.1 %	495	1.0 %	123,283	1.0 %	249
AMC Theatres	Net Lease	11	1.0 %	575,967	4.3 %	102,580	0.8 %	178
The Great Escape	Net Lease	14	1.3 %	542,666	4.0 %	98,242	0.8 %	181
Life Time Fitness	Net Lease	3	0.3 %	420,335	3.1 %	92,617	0.8 %	220
Buehler's Fresh Foods	Net Lease	5	0.5 %	502,727	3.7 %	76,536	0.6 %	152
Heartland Dental	Net Lease	59	5.3 %	234,274	1.7 %	61,120	0.5 %	261
Norms	Net Lease	10	0.9 %	63,490	0.5 %	53,673	0.4 %	845
Express Oil Change	Net Lease	23	2.1 %	83,825	0.6 %	49,724	0.4 %	593
Pizza Hut	Net Lease	44	4.0 %	154,377	1.1 %	49,525	0.4 %	321
Other [(2)]	Net Lease	455	40.9 %	5,684,680	43.3 %	1,294,675	10.8 %	228
Total/Average		1,108	100.0 %	49,015/13,452,608	100%/100%	$ 12,154,659	100.0 %	$143 /$384



(1) Includes five hotels with an aggregate of 430 rooms, and an aggregate carrying value of $10,699 classified as held for sale and six net lease properties with an aggregate of 45,745 square feet and an aggregate carrying value of $3,106 classified as held for sale.
(2) Consists of 120 distinct brands with an average investment of $10,746.

RETURN TO TABLE OF CONTENTS Supplemental Q1 2021 18

Consolidated Portfolio Diversification by Industry

SERVICE PROPERTIES TRUST

As of March 31, 2021
(dollars in thousands)

	Industry	No. of Properties	Rooms/ Square Footage		Investments [1]	Percent of Total Investment
1.	Hotels	310	49,015	$	6,990,630	57.5%
2.	Travel Centers	182	5,238,765		3,352,096	27.6%
3.	Restaurants-Quick Service	230	636,087		305,949	2.5%
4.	Restaurants-Casual Dining	59	412,762		213,689	1.8%
5.	Movie Theaters	22	1,152,845		190,725	1.6%
6.	Health and Fitness	14	870,841		189,215	1.6%
7.	Grocery Stores	19	1,020,819		129,219	1.1%
8.	Home Goods and Leisure	21	695,119		127,379	1.0%
9.	Medical, Dental Office	70	405,779		116,678	1.0%
10.	Automotive Equipment & Services	64	379,992		102,384	0.8%
11.	Automotive Dealers	9	172,251		64,756	0.5%
12.	Entertainment	4	199,853		61,436	0.5%
13.	General Merchandise Stores	5	406,786		56,321	0.5%
14.	Educational Services	9	220,758		55,647	0.5%
15.	Building Materials	26	424,998		28,987	0.2%
16.	Car Washes	5	41,456		28,658	0.2%
17.	Miscellaneous Manufacturing	6	593,472		26,984	0.2%
18.	Drug Stores and Pharmacies	8	82,543		23,970	0.2%
19.	Sporting Goods	2	113,616		14,220	0.1%
20.	Legal Services	5	25,429		11,362	0.1%
21.	Dollar Stores	3	27,593		2,971	–%
22.	Other	5	153,550		11,837	0.1%
24.	Vacant	30	177,294		49,546	0.4%
	Total	1,108	49,015 /13,452,608	$	12,154,659	100.0%



(1) Includes five hotels with an aggregate of 430 rooms, and an aggregate carrying value of $10,699 classified as held for sale and six net lease properties with an aggregate of 45,745 square feet and an aggregate carrying value of $3,106 classified as held for sale.

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Supplemental Q1 2021 19

Hotel Portfolio by Brand

SERVICE PROPERTIES TRUST

As of March 31, 2021
(dollars in thousands, except per room or suite data)

Brand	Service Level	Chain Scale	Number of Hotels	Percent of Total Number of Hotels	Number of Rooms or Suites	Percent of Total Number of Rooms or Suites	Investment	Percent of Total Hotel Investment	Investment Per Room or Suite
Royal Sonesta Hotels®	Full Service	Upper Upscale	16	5.2 %	5,303	10.8 %	$ 1,730,813	24.8 %	$ 326
Sonesta ES Suites®	Extended Stay	Upscale Midscale	92	29.7 %	11,472	23.4 %	1,552,802	22.2 %	$ 135
Sonesta Hotels & Resorts®	Full Service	Upscale	25	8.1 %	8,040	16.4 %	1,224,741	17.5 %	$ 152
Sonesta Select	Select Service	Upscale	58	18.7 %	8,271	16.9 %	842,879	11.9 %	$ 102
Sonesta Simply Suites	Extended Stay	Midscale	65	21.0 %	8,040	16.4 %	661,424	9.5 %	$ 82
Hyatt Place®	Select Service	Upscale	22	7.1 %	2,724	5.6 %	302,110	4.3 %	$ 111
Courtyard by Marriott®	Select Service	Upscale	14	4.4 %	1,959	4.0 %	190,385	2.7 %	$ 97
Radisson® Hotels & Resorts	Full Service	Upscale	5	1.6 %	1,149	2.3 %	159,707	2.3 %	$ 139
Crowne Plaza®	Full Service	Upscale	1	0.3 %	495	1.0 %	123,283	1.8 %	$ 249
Radisson Blu®	Full Service	Upper Upscale	1	0.3 %	360	0.7 %	77,340	1.1 %	$ 215
Country Inns & Suites® by Radisson	Full Service	Upper Midscale	3	1.0 %	430	0.9 %	54,076	0.8 %	$ 126
Residence Inn by Marriott®	Extended Stay	Upscale	3	1.0 %	342	0.7 %	45,992	0.7 %	$ 134
Other [(1)]			5	1.6 %	430	0.9 %	25,078	0.4 %	$ 58
Total/Average Hotels			310	100.0 %	49,015	100.0 %	$ 6,990,630	100.0 %	$ 143

(1) We have entered into an agreement to sell five hotels and we have entered a short-term lease of these properties with the buyer in anticipation of the sale.

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Supplemental Q1 2021 20

Hotel Operating Statistics by Service Level - Comparable Hotels

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Three Months Ended March 31,			Three Months Ended March 31,			Three Months Ended March 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2021	2020	Change	2021	2020	Change	2021	2020	Change
Sonesta [1]	Full Service	24	7,821	31.5 %	58.3 %	(26.8) pts	$ 106.61	$ 136.32	(21.8)%	$ 33.58	$ 79.47	(57.7)%
Royal Sonesta [1]	Full Service	14	4,529	20.8 %	54.5 %	(33.7) pts	143.29	190.25	(24.7)%	29.80	103.69	(71.3)%
Radisson Hotel	Full Service	5	1,149	38.0 %	57.7 %	(19.7) pts	90.60	130.51	(30.6)%	34.43	75.30	(54.3)%
Crowne Plaza	Full Service	1	495	36.0 %	46.8 %	(10.8) pts	93.92	145.17	(35.3)%	33.81	67.94	(50.2)%
Country Inn and Suites	Full Service	2	264	35.7 %	54.8 %	(19.1) pts	80.34	120.92	(33.6)%	28.68	66.26	(56.7)%
Radisson Blu	Full Service	1	360	14.6 %	54.8 %	(40.2) pts	82.07	119.40	(31.3)%	11.98	65.43	(81.7)%
Full Service Total / Average		47	14,618	28.5 %	56.5 %	(28.0) pts	111.78	151.39	(26.2)%	31.86	85.54	(62.8)%
Sonesta Select [1]	Select Service	58	8,271	23.8 %	51.0 %	(27.2) pts	86.46	134.69	(35.8)%	20.58	68.69	(70.0)%
Hyatt Place	Select Service	22	2,724	46.6 %	59.5 %	(12.9) pts	82.41	106.95	(22.9)%	38.40	63.64	(39.7)%
Courtyard	Select Service	14	1,959	40.9 %	45.1 %	(4.2) pts	92.51	112.78	(18.0)%	37.84	50.86	(25.6)%
Select Service Total / Average		94	12,954	31.2 %	51.9 %	(20.7) pts	86.39	125.12	(31.0)%	26.95	64.94	(58.5)%
Sonesta ES Suites [1]	Extended Stay	92	11,472	54.1 %	58.2 %	(4.1) pts	88.52	121.63	(27.2)%	47.89	70.79	(32.3)%
Sonesta Simply Suites [1]	Extended Stay	63	7,796	55.1 %	66.7 %	(11.6) pts	63.79	81.46	(21.7)%	35.15	54.33	(35.3)%
Residence Inn	Extended Stay	3	342	43.7 %	50.2 %	(6.5) pts	96.74	111.15	(13.0)%	42.28	55.80	(24.2)%
Other [2]	Extended Stay	5	430	60.8 %	66.5 %	(5.7) pts	55.85	71.75	(22.2)%	33.96	47.71	(28.8)%
Extended Stay Total / Average		163	20,040	54.4 %	61.6 %	(7.2) pts	78.09	103.38	(24.5)%	42.48	63.68	(33.3)%
		304	47,612	40.1 %	57.4 %	(17.3) pts	$ 87.19	$ 123.22	(29.2)%	$ 34.96	$ 70.73	(50.6)%

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

(1) Includes operating data for periods prior to when certain hotels were managed by Sonesta.

(2) We have entered into an agreement to sell five hotels and we have entered a short-term lease of these properties with the buyer in anticipation of the sale.

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Supplemental Q1 2021 21

Hotel Operating Statistics by Service Level - All Hotels

SERVICE PROPERTIES TRUST

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy Three Months Ended March 31, 2021	Occupancy 2020	Occupancy Change	ADR Three Months Ended March 31, 2021	ADR 2020	ADR Change	RevPAR Three Months Ended March 31, 2021	RevPAR 2020	RevPAR Change
Sonesta [1]	Full Service	25	8,040	31.2 %	58.2 %	(27.0) pts	$ 106.61	$ 136.43	(21.9)%	$ 33.26	$ 79.40	(58.1)%
Royal Sonesta [1]	Full Service	16	5,303	22.7 %	51.1 %	(28.4) pts	153.25	203.56	(24.7)%	34.79	104.02	(66.6)%
Radisson Hotel	Full Service	5	1,149	38.0 %	57.7 %	(19.7) pts	90.60	130.51	(30.6)%	34.43	75.30	(54.3)%
Crowne Plaza	Full Service	1	495	36.0 %	46.8 %	(10.8) pts	93.92	145.17	(35.3)%	33.81	67.94	(50.2)%
Country Inn and Suites	Full Service	3	430	30.2 %	41.3 %	(11.1) pts	79.75	114.89	(30.6)%	24.08	47.45	(49.2)%
Radisson Blu	Full Service	1	360	14.6 %	54.8 %	(40.2) pts	82.07	119.40	(31.3)%	11.98	65.43	(81.7)%
Full Service Total / Average		51	15,777	28.7 %	54.8 %	(26.1) pts	115.34	156.09	(26.1)%	33.10	85.54	(61.3)%
Sonesta Select [1]	Select Service	58	8,271	23.8 %	51.0 %	(27.2) pts	86.46	134.69	(35.8)%	20.58	68.69	(70.0)%
Hyatt Place	Select Service	22	2,724	46.6 %	59.5 %	(12.9) pts	82.41	106.95	(22.9)%	38.40	63.64	(39.7)%
Courtyard	Select Service	14	1,959	40.9 %	45.1 %	(4.2) pts	92.51	112.78	(18.0)%	37.84	50.86	(25.6)%
Select Service Total / Average		94	12,954	31.2 %	51.9 %	(20.7) pts	86.39	125.12	(31.0)%	26.95	64.94	(58.5)%
Sonesta ES Suites [1]	Extended Stay	92	11,472	54.1 %	58.2 %	(4.1) pts	88.52	121.63	(27.2)%	47.89	70.79	(32.3)%
Sonesta Simply Suites [1]	Extended Stay	65	8,040	55.2 %	65.0 %	(9.8) pts	63.42	81.40	(22.1)%	35.01	52.91	(33.8)%
Residence Inn	Extended Stay	3	342	43.7 %	50.2 %	(6.5) pts	96.74	111.15	(13.0)%	42.28	55.80	(24.2)%
Other [2]	Extended Stay	5	430	60.8 %	66.5 %	(5.7) pts	55.85	71.75	(22.2)%	33.96	47.71	(28.8)%
Extended Stay Total / Average		165	20,284	54.5 %	61.0 %	(6.5) pts	77.76	103.31	(24.7)%	42.38	63.02	(32.8)%
		310	49,015	40.1 %	56.6 %	(16.5) pts	$ 88.02	$ 125.06	(29.6)%	$ 35.30	$ 70.78	(50.1)%

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

(1) Includes operating data for periods prior to when certain hotels were managed by Sonesta.

(2) We have entered into an agreement to sell five hotels and we have entered a short-term lease of these properties with the buyer in anticipation of the sale.

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Supplemental Q1 2021 22

SERVICE PROPERTIES TRUST

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - Comparable Hotels

(dollars in thousands)

	For the Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Number of hotels	304	304	304	304	304
Room revenues	$ 149,850	$ 152,602	$ 173,594	$ 104,018	$ 305,920
Food and beverage revenues	7,383	7,566	6,552	2,352	45,250
Other revenues	7,424	9,096	11,274	5,712	15,425
Hotel operating revenues - comparable hotels	164,657	169,264	191,420	112,082	366,595
Rooms expenses	56,401	57,410	56,389	41,866	99,837
Food and beverage expenses	8,454	9,640	9,766	7,695	41,392
Other direct and indirect expenses	118,451	110,965	96,786	79,021	147,261
Management fees	5,065	2,233	1,709	968	2,691
Real estate taxes, insurance and other	30,021	28,880	28,382	28,785	29,825
FF&E reserves [13]	752	380	262	3	10,570
Hotel operating expenses - comparable hotels	219,144	209,508	193,294	158,338	331,576
Hotel EBITDA	$ (54,487)	$ (40,244)	$ (1,874)	$ (46,256)	$ 35,019
Loss contingency [9]	–	3,962	–	–	–
Hotel manager transition costs [11]	19,344	14,212	–	–	–
Adjusted Hotel EBITDA	$ (35,143)	$ (22,070)	$ (1,874)	$ (46,256)	$ 35,019
Adjusted Hotel EBITDA Margin	(21)%	(13)%	(1)%	(41)%	10 %
Hotel operating revenues (GAAP) [1]	$ 168,953	$ 174,520	$ 199,719	$ 117,356	$ 383,503
Hotel operating revenues from non-comparable hotels	(4,296)	(5,256)	(8,299)	(5,274)	(16,908)
Hotel operating revenues - comparable hotels	$ 164,657	$ 169,264	$ 191,420	$ 112,082	$ 366,595
Hotel operating expenses (GAAP) [1]	$ 214,987	$ 204,998	$ 174,801	$ 46,957	$ 271,148
Add (less)					
Hotel operating expenses from non-comparable hotels	(7,620)	(9,888)	(12,864)	(10,398)	(21,227)
Reduction for security deposit and guaranty fundings, net [3]	10,392	13,387	30,474	121,155	70,506
Management and incentive management fees paid from cashflows in excess of minimum returns and rents	–	–	–	–	–
FF&E reserves from managed hotel operations [13]	764	390	262	3	10,942
Other [14]	621	621	621	621	207
Hotel operating expenses - comparable hotels	$ 219,144	$ 209,508	$ 193,294	$ 158,338	$ 331,576

See accompanying notes on page 11.

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Supplemental Q1 2021 23

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Number of hotels	*310*	*310*	*329*	*329*	*329*
Room revenues	$ 152,728	$ 159,022	$ 182,366	$ 109,516	$ 322,668
Food and beverage revenues	8,172	7,911	6,786	2,411	49,722
Other revenues	8,053	9,485	12,895	9,667	16,292
Hotel operating revenues	168,953	176,418	202,047	121,594	388,682
Rooms expenses	56,578	59,784	59,711	44,267	107,066
Food and beverage expenses	9,042	9,928	11,420	8,325	46,045
Other direct and indirect expenses	119,401	112,428	97,993	80,827	146,671
Management fees	5,238	2,436	1,781	969	2,864
Real estate taxes, insurance and other	35,741	36,655	37,169	36,263	44,288
FF&E reserves [13]	764	390	262	(515)	11,137
Hotel operating expenses	226,764	221,621	208,336	170,136	358,071
Hotel EBITDA	$ (57,811)	$ (45,203)	$ (6,289)	$ (48,542)	$ 30,611
Loss contingency [9]	–	3,962	–	–	–
Hotel manager transition costs [11]	19,635	15,100	–	–	–
Adjusted Hotel EBITDA	$ (38,176)	$ (26,141)	$ (6,289)	$ (48,542)	$ 30,611
Adjusted Hotel EBITDA Margin	(23)%	(15)%	(3)%	(40)%	8 %
Hotel operating revenues (GAAP) [1]	$ 168,953	$ 174,520	$ 199,719	$ 117,356	$ 383,503
Add: hotel revenues of leased hotels	–	1,898	2,328	4,238	5,179
Hotel operating revenues	$ 168,953	$ 176,418	$ 202,047	$ 121,594	$ 388,682
Hotel operating expenses (GAAP) [1]	$ 214,987	$ 204,998	$ 174,801	$ 46,957	$ 271,148
Add (less)					
Reduction for security deposit and guaranty fundings, net [3]	10,392	13,387	30,474	121,155	70,506
Hotel expenses for leased hotels	–	2,225	2,178	1,403	5,268
Management and incentive management fees paid from cashflows in excess of minimum returns and rents	–	–	–	–	–
FF&E reserves from managed hotel operations [13]	764	390	262	–	10,942
Other [14]	621	621	621	621	207
Hotel operating expenses	$ 226,764	$ 221,621	$ 208,336	$ 170,136	$ 358,071

See accompanying notes on page 11.

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Supplemental Q1 2021 24

Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of March 31, 2021
(dollars in thousands)

	Brand	No. of Buildings	Square Feet	Investment (1)	Percent of Total Investment	Annualized Minimum Rent (1)	Percent of Total Annualized Minimum Rent	Coverage
1.	TravelCenters of America	134	3,720,693	$ 2,289,189	44.3 %	$ 168,012	44.7 %	2.01x
2.	Petro Stopping Centers	45	1,470,004	1,021,226	19.8 %	78,099	20.8 %	1.65x
3.	AMC Theatres	11	575,967	102,580	2.0 %	8,637	2.3 %	-0.03x
4.	The Great Escape	14	542,666	98,242	1.9 %	7,140	1.9 %	2.02x
5.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	1.52x
6.	Buehler's Fresh Foods	5	502,727	76,536	1.5 %	5,657	1.5 %	4.79x
7.	Heartland Dental	59	234,274	61,120	1.2 %	4,493	1.2 %	3.38x
8.	Norms	10	63,490	53,673	1.0 %	3,169	0.8 %	0.47x
9.	Express Oil Change	23	83,825	49,724	1.0 %	3,379	0.9 %	4.14x
10.	Pizza Hut	44	154,377	49,525	1.0 %	3,522	0.9 %	1.61x
11.	Regal Cinemas	6	266,546	44,476	0.9 %	3,854	1.0 %	0.01x
12.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,183	0.8 %	4.18x
13.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	2,400	0.6 %	0.89x
14.	Fleet Farm	1	218,248	37,802	0.7 %	2,622	0.7 %	3.47x
15.	Church's Chicken	45	59,523	35,995	0.7 %	2,587	0.7 %	1.99x
16.	Big Al's	2	111,912	35,214	0.7 %	2,336	0.6 %	-0.23x
17.	B&B Theatres	4	261,300	34,369	0.7 %	2,000	0.5 %	0.16x
18.	America's Auto Auction	6	72,338	34,314	0.7 %	3,216	0.9 %	8.08x
19.	Burger King	21	68,710	34,289	0.7 %	2,069	0.6 %	2.40x
20.	Hardee's	19	62,792	31,844	0.6 %	2,111	0.6 %	2.15x
21.	Martin's	16	81,909	31,144	0.6 %	2,288	0.6 %	1.65x
22.	Arby's	19	57,868	29,166	0.6 %	1,824	0.5 %	4.08x
23.	Creme de la Creme	4	81,929	29,131	0.6 %	2,429	0.6 %	0.82x
24.	Mister Car Wash	5	41,456	28,658	0.6 %	2,086	0.6 %	4.90x
25.	Popeye's Chicken & Biscuits	20	45,708	28,434	0.6 %	1,910	0.5 %	4.28x
26.	Other (2)	275	4,012,283	753,392	14.2 %	51,018	13.7 %	3.40x
	Total	798	13,452,608	$ 5,164,029	100.0 %	$ 375,811	100.0 %	2.19x


457
POPEYES
LOUISIANA KITCHEN

(1) Includes six net lease properties with an aggregate of 45,745 square feet and an aggregate carrying value of $3,106 classified as held for sale.
(2) Consists of 105 distinct brands with an average investment of $2,740 per building.

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Supplemental Q1 2021 25

Net Lease Portfolio by Industry

As of March 31, 2021
(dollars in thousands)

	Industry	No. of Buildings	Square Feet	Investment [1]	Percent of Total Investment	Annualized Minimum Rent [1]	Percent of Total Annualized Minimum Rent	Coverage
1.	Travel Centers	182	5,238,765	$ 3,352,096	64.9%	$ 249,293	66.3%	1.93x
2.	Restaurants-Quick Service	230	636,087	305,949	5.9%	20,662	5.5%	2.67x
3.	Restaurants-Casual Dining	59	412,762	213,689	4.1%	13,189	3.5%	1.15x
4.	Movie Theaters	22	1,152,845	190,725	3.7%	15,091	4.0%	0.01x
5.	Health and Fitness	14	870,841	189,215	3.7%	11,844	3.2%	1.24x
6.	Grocery Stores	19	1,020,819	129,219	2.5%	9,123	2.4%	4.69x
7.	Home Goods and Leisure	21	695,119	127,379	2.5%	10,107	2.7%	2.02x
8.	Medical, Dental Office	70	405,779	116,678	2.3%	9,014	2.4%	3.54x
9.	Automotive Equipment & Services	64	379,992	102,384	2.0%	7,114	1.9%	3.28x
10.	Automotive Dealers	9	172,251	64,756	1.3%	5,354	1.4%	7.12x
11.	Entertainment	4	199,853	61,436	1.2%	4,265	1.1%	0.20x
12.	General Merchandise Stores	5	406,786	56,321	1.1%	3,833	1.0%	3.42x
13.	Educational Services	9	220,758	55,647	1.0%	4,303	1.1%	1.58x
14.	Building Materials	26	424,998	28,987	0.5%	2,447	0.7%	6.74x
15.	Car Washes	5	41,456	28,658	0.6%	2,086	0.6%	4.90x
16.	Miscellaneous Manufacturing	6	593,472	26,984	0.5%	1,825	0.5%	13.53x
17.	Drug Stores and Pharmacies	8	82,543	23,970	0.5%	1,576	0.4%	1.88x
18.	Sporting Goods	2	113,616	14,220	0.3%	926	0.2%	4.39x
19.	Other [2]	5	153,550	11,837	0.2%	2,549	0.8%	2.68x
20.	Legal Services	5	25,429	11,362	0.1%	1,024	0.3%	2.06x
21.	Dollar Stores	3	27,593	2,971	0.1%	186	–%	3.67x
22.	Vacant	30	177,294	49,546	1.0%	–	–%	n/a
	Total	798	13,452,608	$ 5,164,029	100.0%	$ 375,811	100.0%	2.19x


Firestone
COMPLETE AUTO CARE

(1) Includes six net lease properties with an aggregate of 45,745 square feet and an aggregate carrying value of $3,106 classified as held for sale.
(2) Consists of miscellaneous businesses with an average investment of $2,367 per building.

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Supplemental Q1 2021 26

Net Lease Portfolio by Tenant (Top 10)

SERVICE PROPERTIES TRUST

As of March 31, 2021
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Buildings	Square Feet	Investment [1]	Percent of Total Investment	Annualized Minimum Rent [1]	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Coverage
1.	TravelCenters of America Inc.	TravelCenters of America / Petro Stopping Centers	179	5,190,696	$ 3,310,415	64.1 %	$ 246,110	65.5 %	11.89	1.90x [2][3]
2.	American Multi-Cinema, Inc.	AMC Theatres	11	575,967	102,580	2.0 %	8,637	2.3 %	1.84	-0.03x
3.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	1.9 %	7,140	1.9 %	6.42	2.02x
4.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	14.26	1.52x [2]
5.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,536	1.5 %	5,657	1.5 %	14.59	4.79x [2]
6.	Professional Resource Development, Inc.	Heartland Dental	59	234,274	61,120	1.2 %	4,493	1.2 %	5.00	3.38x
7.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	3,379	0.9 %	14.01	4.14x
8.	Regal Cinemas, Inc.	Regal Cinemas	6	266,546	44,476	0.9 %	3,854	1.0 %	6.67	0.01x
9.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,183	0.8 %	7.73	4.18x
10.	Automotive Remarketing Group, Inc.	Automotive Remarketing Group	6	72,338	34,314	0.7 %	3,216	0.9 %	14.09	8.08x
	Sub-total, Top 10		309	7,937,443	3,911,705	75.9 %	291,439	77.5 %	11.39	2.01x
11.	Other [4]	Various	489	5,515,165	1,252,324	24.1 %	84,372	22.5 %	8.33	2.81x
	Total		798	13,452,608	$ 5,164,029	100.0 %	$ 375,811	100.0 %	10.70	2.19x

(1) Includes six net lease properties with an aggregate of 45,745 square feet and an aggregate carrying value of $3,106 classified as held for sale.
(2) Leases subject to full or partial guarantee.
(3) TA is our largest tenant. As of March 31, 2021, we leased 179 travel centers (134 under the TravelCenters of America brand and 45 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2029, 2031, 2032, 2033 and 2035, respectively. TA has two renewal options for 15 years each for all of the travel centers. In addition to the payment of our minimum rent, these leases provide for payment to us of percentage rent based on increases in total non-fuel revenues over base levels (3.5% of non-fuel revenues above threshold amounts defined in the leases). TA's remaining deferred rent obligation of $35,228 is due in quarterly installments of $4,404 through January 31, 2023.
(4) Consists of 158 tenants with an average investment of $7,926.

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Supplemental Q1 2021 27

Supplemental Q1 2021 28 Year (1) Square Feet Annualized Minimum Rent Expiring (2) Percent of Total Annualized Minimum Rent Expiring Cumulative % of Total Annualized Minimum Rent Expiring 2021 319,951 3,305 0.9% 0.9% 2022 317,105 4,428 1.2% 2.1% 2023 320,423 3,978 1.1% 3.2% 2024 787,547 11,602 3.1% 6.3% 2025 434,424 8,986 2.4% 8.7% 2026 901,606 10,244 2.7% 11.4% 2027 1,042,655 14,423 3.8% 15.2% 2028 553,330 9,611 2.6% 17.8% 2029 1,321,924 47,705 12.7% 30.5% 2030 209,200 5,185 1.4% 31.9% 2031 1,472,458 50,121 13.3% 45.2% 2032 1,233,445 52,069 13.9% 59.1% 2033 1,107,227 53,382 14.2% 73.3% 2034 134,640 4,523 1.2% 74.5% 2035 2,577,853 84,235 22.4% 96.9% 2036 320,792 5,385 1.4% 98.3% 2037 — — — 98.3% 2038 10,183 416 0.1% 98.4% 2039 185,437 6,061 1.6% 100.0% 2040 1,739 152 —% 100.0% Total 13,251,939 $ 375,811 100.0% Weighted Average Lease Term 9.2 years 10.7 years (1) The year of lease expiration is pursuant to contract terms. (2) Includes six net lease properties with an aggregate of 45,745 square feet and an aggregate carrying value of $3,106 and annual minimum rent of $240 classified as held for sale. Net Lease Portfolio - Expiration Schedule As of March 31, 2021 (dollars in thousands) RETURN TO TABLE OF CONTENTS

Supplemental Q1 2021 29 As of and For the Three Months Ended 3/31/2021 12/31/2020 9/30/2020 6/30/2020 3/31/2020 Properties (end of period) 798 799 804 809 813 Total square feet 13,452,608 13,455,405 13,682,477 13,728,893 14,511,567 Square feet leased 13,251,939 13,284,343 13,424,005 13,548,122 14,262,947 Percentage leased 98.5% 98.7% 98.1% 98.7% 98.3 % As of and For the Three Months Ended 3/31/2021 12/31/2020 9/30/2020 6/30/2020 3/31/2020 Vacant properties beginning of period 18 14 15 17 17 Vacant property sales (1) (4) (3) (4) (5) Lease terminations 13 8 2 2 5 Vacant properties end of the period 30 18 14 15 17 Net Lease Portfolio - Occupancy Summary As of March 31, 2021 (dollars in thousands) RETURN TO TABLE OF CONTENTS

Supplemental Q1 2021 30 Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our condensed consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs. FFO and Normalized FFO: We calculate funds from operations, or FFO, and Normalized FFO as shown on page 9. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect our share of FFO attributable to an investee and certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the items shown on page 9. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to satisfy our REIT distribution requirements, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and to the dividend yield of other REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 10. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect our share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, we adjust for the items shown on page 10. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. Hotel EBITDA and Adjusted Hotel EBITDA: We define Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in our condensed consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items we believe do not reflect the ongoing operating performance of our hotels. We believe that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as key measures of the profitability of our hotel operations. Other Definitions Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Adjusted Hotel EBITDA Margin: is the percentage of Adjusted Hotel EBITDA of hotel operating revenues. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at our hotels and is a measure widely used in the hotel industry. Chain Scale: As characterized by STR, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: We present RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. We generally define comparable hotels as those that we owned and were open and operating for the entire periods being compared. For the three months ended March 31, 2021 and 2020, we excluded six hotels from our comparable results. Four were closed for major renovations and two suspended operations during part of the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in our debt agreements, is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Non-GAAP Financial Measures and Certain Definitions RETURN TO TABLE OF CONTENTS

Supplemental Q1 2021 31 Coverage: We define net lease coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to us weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by us. Tenants that do not report operating information are excluded from the coverage calculations. In instances where we do not have financial information for the most recent quarter from our tenants, we have calculated an implied EBITDAR for the 2021 first quarter using industry benchmark data to more accurately reflect the impact of COVID-19 on our tenants’ operations. We believe using only financial information from the earlier periods could be misleading as it would not reflect the negative impact those tenants experienced as a result of the COVID-19 pandemic. As a result, we believe using this industry benchmark data provides a more accurate estimated representation of recent operating results and coverage for those tenants. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. FF&E Reserve: Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual annual minimum returns or rents generally increase by a percentage of the amounts we fund. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Investment: We define hotel investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents. We define net lease investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any. Minimum Return/Rent: Each of our management agreements or leases with hotel operators provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees or security deposits. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits. Each of our agreements with our net lease tenants provides for payment to us of minimum rent. Certain of these minimum payment amounts are secured by full or limited guarantees. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to record scheduled rent changes under certain of our leases, the deferred rent obligations payable to us under our leases with TA and the estimated future payments to us under our TA leases for the cost of removing underground storage tanks at our travel centers on a straight line basis or any reimbursement of expenses paid by us. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of our hotels. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure performance over comparable periods. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Non-GAAP Financial Measures and Certain Definitions (Continued) RETURN TO TABLE OF CONTENTS

Supplemental Q1 2021 32 This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS